UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2016

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On July 5, 2016 Unique Fabricating NA, Inc. (the “Company”) announced updated 2016 earnings guidance to incorporate the financial results of Intasco Corporation and Intasco USA, Inc., (together “Intasco”) for the remainder of 2016 into the Company's consolidated results. The Company had previously announced 2016 guidance on February 16, 2016. The Company acquired Intasco on April 29, 2016 and previously announced this acquisition in a prior 8-K filing.

Guidance Metrics

For the full year 2016 the Company announced the following guidance:

		Previous Guidance	Updated Guidance
●	Revenue	$160 million to $163 million	$169 million to $172 million
●	Adjusted diluted earnings per share	$0.84 to $0.87	$0.88 to $0.91
●	Adjusted EBITDA	$18.0 million to $18.5 million	$19.5 million to $20.0 million

Non-GAAP Financial Information

This Form 8-K refers to projections of Adjusted EBITDA and Adjusted Diluted Earnings Per Share to provide a supplemental measure of our operating performance. The Company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share, which are non-GAAP financial measures, are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. Adjusted EBITDA and Adjusted Diluted Earnings Per Share, as referred in this Form 8-K, as presented by us in past disclosures have included, and we expect will include, costs such as non-cash stock awards, one-time non-recurring type costs, transaction fees, and restructuring expenses. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique’s results as reported under GAAP.

Forward Looking Statements

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements, are based on current expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Annual Report, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this release are made as of the date of this release, and Unique Fabricating does not intend to update this information, unless required by law.

The information contained in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of the Company dated July 5, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: July 5, 2016	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 5, 2016